Exhibit 10.1

Team, Inc.

$200,000,000

5.00% Convertible Senior Notes due 2023

Purchase Agreement

July 25, 2017

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

J.P. Morgan Securities LLC

      As Representatives of the

      several Initial Purchasers listed

      in Schedule 1 hereto

c/o Merrill Lynch, Pierce, Fenner & Smith

                           Incorporated

One Bryant Park

New York, New York 10036

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Team, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representatives (the “Representatives”), $200,000,000 principal amount of its 5.00% Convertible Senior Notes due 2023 (the “Underwritten Securities”) and, at the option of the Initial Purchasers, up to an additional $30,000,000 principal amount of its 5.00% Convertible Senior Notes due 2023 (the “Option Securities”) if and to the extent that the Initial Purchasers shall have determined to exercise the option to purchase such 5.00% Convertible Senior Notes due 2023 granted to the Initial Purchasers in Section 2 hereof. The Underwritten Securities and the Option Securities are herein referred to as the “Securities”. The Securities will be convertible into shares (the “Underlying Securities”) of common stock of the Company, par value $0.30 per share (the “Common Stock”). The Securities will be issued pursuant to an Indenture to be dated as of July 31, 2017 (the “Indenture”), between the Company and Branch Banking & Trust Company, as trustee (the “Trustee”).

The Company hereby confirms its agreement with the several Initial Purchasers concerning the purchase and sale of the Securities, as follows:

1.    Offering Memorandum and Transaction Information. The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Company has prepared and will deliver a preliminary offering memorandum dated July 24, 2017 (the “Preliminary Offering Memorandum”) and will prepare and deliver an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this purchase agreement (this “Agreement”). The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. References herein to the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein and any reference to “amend,” “amendment” or “supplement” with respect to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any documents filed after such date and incorporated by reference therein.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Annex A hereto.

2.    Purchase and Resale of the Securities.

(a)    The Company agrees to issue and sell the Underwritten Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Underwritten Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 97.0% of the principal amount thereof (the “Purchase Price”) plus accrued interest, if any, from the Closing Date (as hereinafter defined).

In addition, the Company agrees to issue and sell the Option Securities to the several Initial Purchasers as provided in this Agreement, and the Initial Purchasers, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Securities at the Purchase Price plus accrued interest, if any, from the Closing Date to the date of payment and delivery.

If any Option Securities are to be purchased, the principal amount of Option Securities to be purchased by each Initial Purchaser shall be the principal amount of Option Securities that bears the same ratio to the aggregate principal amount of Option Securities being purchased as the principal amount of Underwritten Securities set forth opposite the name of such Initial Purchaser in Schedule 1 hereto (or such amount increased as set forth in Section 10 hereof) bears to the aggregate principal amount of Underwritten Securities being purchased from the Company by the several Initial Purchasers, subject, however, to such adjustments to eliminate Securities in denominations other than $1,000 as the Representatives in their sole discretion shall make.

The Initial Purchasers may exercise the option to purchase the Option Securities at any time in whole, or from time to time in part, on or before the thirtieth day following the date of this Agreement, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate principal amount of Option Securities plus accrued interest as to which the option is being exercised and the date and time when the Option Securities are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b)    The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)    it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”);

(ii)    it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and

(iii)    it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except: to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A.

(c)    Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the “no registration” opinions to be delivered to the Initial Purchasers pursuant to Sections 6(e) and 6(f), counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above, and each Initial Purchaser hereby consents to such reliance.

(d)    The Company acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

(e)    Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives, in the case of the Underwritten Securities, at the offices of Vinson & Elkins L.L.P. at 10:00 A.M., New York City time, on July 31, 2017, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Securities, on the date and at the time and place specified by the Representatives in the written notice of the Initial Purchasers’ election to purchase such Option Securities. The time and date of such payment for the Underwritten Securities is referred to herein as the “Closing Date” and the time and date for such payment for the Option Securities, if other than the Closing Date, is herein referred to as the “Additional Closing Date.”

Payment for the Securities to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”), for the respective accounts of the several Initial Purchasers of the Securities to be purchased on such date of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of such Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives not later than 4:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(f)    The Company acknowledges and agrees that each Initial Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Initial Purchaser is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchasers shall have no responsibility or liability to the Company with respect thereto. Any review by the Representatives or any Initial Purchaser of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Initial Purchaser and shall not be on behalf of the Company or any other person.

3.    Representations and Warranties of the Company. The Company represents and warrants to each Initial Purchaser that:

(a)    Preliminary Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in any Preliminary Offering Memorandum, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 7(b) hereof.

(b)    Time of Sale Information. The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in such Time of Sale Information, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 7(b) hereof. No statement of material fact included in the Offering Memorandum has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Offering Memorandum has been omitted therefrom.

(c)    Additional Written Communications. Other than the Preliminary Offering Memorandum and the Offering Memorandum, the Company (including its agents and representatives, other than the Initial Purchasers in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information, and (iv) any electronic road show or other written communications approved in writing in advance by the Representatives, in each case used in accordance with Section 4(c) hereof. Each such Issuer Written Communication does not conflict with the information contained in the Time of Sale Information, and, when taken together with the Time of Sale Information, at the Time of Sale, did not, and at the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in any Issuer Written Communication, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 7(b) hereof.

(d)    Offering Memorandum. As of the date of the Offering Memorandum and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Offering Memorandum does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in the Offering Memorandum, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 7(b) hereof.

(e)    Incorporated Documents. The documents incorporated by reference in each of the Time of Sale Information and the Offering Memorandum, when filed with the Securities and Exchange Commission (the “Commission”), conformed or will conform, as the case may be, in all material respects to the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder and such documents did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)    Financial Statements. The financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified. Such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The financial information included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby.

(g)    No Material Adverse Change. Except as stated in the Time of Sale Information and the Offering Memorandum, since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, management, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class or series of its capital stock.

(h)    Organization and Good Standing. The Company and each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X), if any, and each other “subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) listed on Schedule 2 hereto under the caption “Significant Subsidiaries” (each, a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”) has been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or in the earnings, management, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or on the performance by the Company of its obligations under the Transaction Documents (as defined below) (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed under the caption “Subsidiaries” in Schedule 2 to this Agreement.

(i)    Capitalization. The Company has an authorized capitalization as set forth in each of the Time of Sale Information and the Offering Memorandum under the heading “Capitalization” as of the date referred to therein and all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Time of Sale Information and the Offering Memorandum, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Time of Sale Information and the Offering Memorandum; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except as may secure obligations under that certain Third Amended and Restated Credit Agreement, dated as of July 7, 2015 by and among the Company, as borrower, certain subsidiary guarantors, the lenders thereunder and Bank of America, N.A., administrative agent, swing line lender and L/C issuer (as amended, the “Credit Agreement”).

(j)    Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by the Company, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange (the “NYSE”) and any other exchange on which Company securities are traded, (iv) the per share exercise price of each Stock Option was equal to the fair market value of a share of Common Stock on the applicable Grant Date, (v) no Stock Option provides for a deferral of compensation under Section 409A of the Code and (vi) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and, if and as required, disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinate the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(k)    Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement, the Indenture and the Securities (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated thereby or by the Time of Sale Information and the Offering Memorandum has been duly and validly taken.

(l)    The Indenture. The Indenture has been duly authorized by the Company and when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(m)    Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(n)    The Securities. The Securities to be issued and sold by the Company hereunder have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(o)    The Underlying Securities. Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof into shares of the Underlying Securities in accordance with the terms of the Indenture and the Securities; the Underlying Securities reserved for issuance upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

(p)    Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Time of Sale Information and the Offering Memorandum.

(q)    No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries are a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any of its subsidiaries are subject (collectively, “Agreements and Instruments”), except for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect, or (iii) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, individually or in the aggregate, result in a Material Adverse Effect.

(r)    No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities (including the issuance of the Underlying Securities upon the conversion thereof) and the consummation of the transactions contemplated by the Transaction Documents or the Time of Sale Information and the Offering Memorandum will not (i) conflict with or result in a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect), (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other financing instrument (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of the related refinancing by the Company or any of its subsidiaries.

(s)    No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any Governmental Entity is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities (including the issuance of the Underlying Securities upon conversion thereof) and the consummation of the transactions contemplated by the Transaction Documents or the Time of

Sale Information and the Offering Memorandum, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers.

(t)    Legal Proceedings. Except as described in each of the Time of Sale Information and the Offering Memorandum, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(u)    Independent Accountants. KPMG LLP, who have audited certain financial statements of the Company and its subsidiaries are an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(v)    Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title to all real property, if any, owned by them and good title to all other properties, if any, owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Time of Sale Information and the Offering Memorandum or (ii) do not, individually or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries. All of the leases and subleases of real property, if any, material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Time of Sale Information and the Offering Memorandum, are in full force and effect, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property by the Company or any Significant Subsidiary, and neither the Company nor any such subsidiary has any written notice of any material claim of any sort that has been asserted by anyone adverse to rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(w)    Intellectual Property. (i) The Company and its subsidiaries own or possess or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including, without limitation, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them in all material respects; (ii) neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, (iii) to the Company’s knowledge, the Company and its subsidiaries’ conduct of their respective businesses does not infringe on any

Intellectual Property of any person; and, in the case of clause (ii) and (iii) such infringement or conflict (if the subject of an unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(x)    No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors or officers, stockholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that would be required by the Securities Act to be described in a registration statement on Form S-1 to be filed with the Commission and that is not so described in each of the Time of Sale Information and the Offering Memorandum.

(y)    Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Information and the Offering Memorandum, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(z)    Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof except insofar as the failure to file such returns would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and except as otherwise disclosed in each of the Time of Sale Information and the Offering Memorandum or as would not result in a Material Adverse Effect, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(aa)    Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(bb)    No Labor Disputes. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries’ principal suppliers, manufacturers, customers or contractors, which would, individually or in the aggregate, result in a Material Adverse Effect.

(cc)    Compliance With Environmental Laws. Except as described in the Time of Sale Information and the Offering Memorandum or as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries are or have been in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health or safety, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are and have been each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (iv) there are no events or circumstances that, to the knowledge of the Company, would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(dd)    Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company, any of its subsidiaries, or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Code) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA), and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c)

of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (1) an increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (2) an increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(ee)    Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13a-15 and Rule 15d-15 of the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Time of Sale Information and the Offering Memorandum fairly presents the required information and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Time of Sale Information and the Offering Memorandum, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 of the Exchange Act) that are designed to ensure that the information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(ff)    Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with, to the Company’s knowledge, financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably expected to result in a Material Adverse Effect. In the past five years, neither of the Company nor any Significant Subsidiary has been denied any insurance coverage which it has sought or for which it has applied that, individually or in the aggregate, would result in a Material Adverse Effect.

(gg)    No Unlawful Payments. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(hh)    Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ii)    No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any, director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions, including by being owned or controlled or otherwise by acting on behalf of any individual or entity that is the subject or the target of any sanctions, administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Crimean region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions where such funding or facilitation would result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any Sanctioned Country or with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions where such dealing or transaction did or will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions.

(jj)    Solvency. On and immediately after the Closing Date and the Additional Closing Date, as the case may be, the Company (after giving effect to the issuance and sale of the Securities and the other transactions related thereto as described in each of the Time of Sale Information and the Offering Memorandum) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date and entity, that on such date (i) the fair value of the assets of such entity is not less than the total amount required to pay the liability of such entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) such entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance and sale of the Securities as contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, such entity is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; and (iv) such entity is not a defendant in any civil action that would result in a judgment that such entity is or would become unable to satisfy.

(kk)    No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except any such restrictions contained in the Credit Agreement.

(ll)    No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(mm)    Rule 144A Eligibility. On the Closing Date and the Additional Closing Date, as the case may be, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Time of Sale Information, as of the Time of Sale and the Offering Memorandum, as of its date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(nn)    No Integration. None of the Company or any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(oo)    No General Solicitation. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(pp)    Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2(b) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(qq)    No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(rr)    Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Time of Sale Information and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ss)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Time of Sale Information or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(tt)    Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

(uu)    Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(vv)    No Ratings. There are no securities or preferred stock of or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act.

4.    Further Agreements of the Company. The Company covenants and agrees with each Initial Purchaser that:

(a)    Delivery of Copies. The Company will deliver, without charge, to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representatives may reasonably request.

(b)    Offering Memorandum, Amendments or Supplements. Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum or filing with the Commission any document that will be incorporated by reference therein, the Company will furnish to the Representatives and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement or file any such document with the Commission to which the Representatives reasonably object.

(c)    Additional Written Communications. Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Company will furnish to the Representatives and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representatives reasonably object.

(d)    Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence or development of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Issuer Written Communication or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)    Ongoing Compliance of the Offering Memorandum and Time of Sale Information. (i) If at any time prior to the completion of the initial offering of the Securities (1) any event or development shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (2) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented (or including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law and (ii) if at any time prior to the Closing Date (1) any event or development shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (2) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to any of the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading.

(f)    Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)    Clear Market. For a period of 60 days after the date of the offering of the Securities, the Company will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, other than (1) the Securities to be sold hereunder; (2) any shares of Common Stock issued by the Company upon the exercise of an option outstanding on the date hereof and referred to in the Time of Sale Information or Offering Memorandum; (3) any shares of Common Stock, options to purchase Common Stock or stock units issued or granted to employees or directors of the Company under existing benefit plans of the Company referred to in the Time of Sale Information or Offering Memorandum or (4) any rights to purchase shares of Common Stock or any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan existing on the date hereof and referred to in the Time of Sale Information or Offering Memorandum.

(h)    Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Time of Sale Information and the Offering Memorandum under the heading “Use of proceeds.”

(i)    No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities and will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

(j)    Underlying Securities. The Company will reserve and keep available at all times, free of pre-emptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy all obligations to issue the Underlying Securities upon conversion of the Securities. The Company will use its best efforts to cause the Underlying Securities to be listed on the NYSE.

(k)    Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities, prospective purchasers of the Securities designated by such holders and securities analysts, in each case upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(l)    DTC. The Company will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through DTC.

(m)    No Resales by the Company. During the period from the Closing Date until one year after the Closing Date or the Additional Closing Date, if applicable, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(n)    No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(o)    No General Solicitation. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

5.    Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (a) the Preliminary Offering Memorandum and the Offering Memorandum, (b) any written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Time of Sale Information or the Offering Memorandum, (c) any written communication listed on Annex A or prepared pursuant to Section 4(c) above (including any electronic road show), (d) any written communication prepared by such Initial Purchaser and approved by the Company and the Representatives in advance in writing or (e) any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Time of Sale Information or the Offering Memorandum.

6.    Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase the Underwritten Securities on the Closing Date or the Option Securities on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)    Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(b)    No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

(c)    Officers’ Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Time of Sale Information and the Offering Memorandum and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraph (b) above.

(d)    Comfort Letters. (i) On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, KPMG LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company and its subsidiaries contained or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(ii)    On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives certificates, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, of its chief financial officer with respect to certain financial data contained in the Time of Sale Information and the Offering Memorandum, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(e)    Opinion and 10b-5 Statement of Counsel for the Company. Locke Lord LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C hereto.

(f)    Opinion and 10b-5 Statement of Counsel for the Initial Purchasers. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Vinson & Elkins L.L.P., counsel for the Initial Purchasers, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(g)    No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities.

(h)    Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of each of the Company and the Significant Subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(i)    DTC. The Securities shall be eligible for clearance and settlement through DTC.

(j)    Credit Agreement Amendment. Concurrently with or prior to the Closing Date, the Sixth Amendment to the Credit Agreement shall have become effective (or with respect to conditions of such effectiveness requiring the payment of money, adequate provision has been made in the reasonable judgment of the Representatives for such conditions to be satisfied on or prior to the Closing Date) and the terms thereof shall be consistent in all material respects with the terms described in the Time of Sale Information and the Offering Memorandum and the Representatives shall have received conformed counterparts thereof.

(k)    Exchange Listing. An application for the listing of the Underlying Securities shall have been submitted to the NYSE.

(l)    Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the executive officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

(m)    Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

(n)    All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

7.    Indemnification and Contribution.

(a)    Indemnification of the Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers and employees, and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in subsection (b) below.

(b)    Indemnification of the Company. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in the Preliminary Offering Memorandum, any of the other Time of Sale Information (including any of the other Time of Sale Information that has subsequently been amended), any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the following information in the “Plan of Distribution” heading of the Offering Memorandum furnished on behalf of each Initial Purchaser: the fourth paragraph, the first paragraph under “Commissions, Discounts and Expenses” and “Price Stabilization, Short Positions.”

(c)    Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to such Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for any fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement, compromise or consent (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)    Contribution. If the indemnification provided for in paragraphs (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)    Limitation on Liability. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)    Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8.    Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

9.    Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date or, in the case of the Option Securities, prior to the Additional Closing Date (a) trading generally shall have been suspended or materially limited on or by any of the NYSE, the NASDAQ Global Select Market or the NASDAQ Stock Market; (b) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (c) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (d) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

10.    Defaulting Initial Purchaser.

(a)    If, on the Closing Date or the Additional Closing Date, as the case may be, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Time of Sale Information or the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate principal amount of all the Securities to be purchased on such date, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder on such date plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase on such date) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate principal amount of all the Securities to be purchased on that date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Initial Purchasers to purchase Securities on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)    Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company or any non-defaulting Initial Purchaser for damages caused by its default.

11.    Payment of Expenses.

(a)    Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including any amendments or supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers, which fees and expenses shall not exceed $10,000 in the aggregate); (vi) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (vii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (ix) all expenses and application fees related to the listing of the Underlying Securities on the NYSE.

(b)    If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

12.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

13.    Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Initial Purchasers.

14.    Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

15.    Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

16.    Miscellaneous.

(a)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices shall be given as follows.

If to the Initial Purchasers, notices shall be given to the Representatives:

c/o Merrill Lynch, Pierce, Fenner & Smith

                           Incorporated

One Bryant Park

New York, New York 10036

Facsimile: (646) 855-3073

Attention: Syndicate Department

with a copy to:

Facsimile: (212) 230-8730

Attention: ECM Legal

and:

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Facsimile: (212) 622-8358)

Attention: Equity Syndicate Desk

with a copy to:

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Facsimile: (713) 615-5962

Attention: James M. Prince

If to the Company, notices shall be given to:

13131 Dairy Ashford, Suite 600

Sugar Land, Texas 77478

Facsimile: (281) 388-5664

Attention: André C. Bouchard, Executive Vice President, Administration, Chief Legal Officer & Secretary

with a copy to:

Locke Lord LLP

2800 JPMorgan Chase Tower

600 Travis Street

Houston, Texas 77002

Facsimile: (713) 223-3717

Attention: David F. Taylor, Esq. and Michelle A. Earley, Esq.

(b)    Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c)    Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(d)    Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e)    Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)    Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(g)    Xtract Research LLC. The Company hereby agrees that the Initial Purchasers may provide copies of the Preliminary Offering Memorandum and the final Offering Memorandum relating to the offering of the Securities and any other agreements or documents relating thereto to Xtract Research LLC (“Xtract”) following the completion of the offering for inclusion in an online research service sponsored by Xtract, access to which is restricted to “qualified institutional buyers” as defined in Rule 144A under the Securities Act.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

TEAM, INC.

By:	/s/ Andre C. Bouchard
Name:	Andre C. Bouchard
Title:	Executive Vice President, Administration and Chief Legal Officer

Accepted: As of the date first written above

MERRILL LYNCH, PIERCE, FENNER & SMITH

                               INCORPORATED

J.P. MORGAN SECURITIES LLC

For themselves and on behalf of the

several Initial Purchasers listed

in Schedule 1 hereto.

MERRILL LYNCH, PIERCE, FENNER & SMITH

                               INCORPORATED

By:	/s/ Clemence Rasigni
Authorized Signatory

J.P. MORGAN SECURITIES LLC

By:	/s/ Eugene Y. Sohn
Authorized Signatory

[Signature Page to Purchase Agreement]

Schedule 1

Initial Purchaser	Principal Amount
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$80,000,000
J.P. Morgan Securities LLC	80,000,000
BB&T Capital Markets, a division of BB&T Securities, LLC	20,000,000
BBVA Securities Inc.	20,000,000

TOTAL	$200,000,000

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Schedule 2

Significant Subsidiaries

COMPANY	JURISDICTION / STATE OF ORGANIZATION
Team Industrial Services, Inc	Texas
TISI Canada Inc.	Ontario, Canada
Team QualSpec, LLC	Delaware
Quest Integrity USA, LLC	Texas
QualSpec LLC	Delaware
Furmanite America, LLC	Virginia
Furmanite Australia Pty. Ltd.	Australia
Furmanite Worldwide, LLC	Delaware

Subsidiaries

COMPANY	JURISDICTION / STATE OF ORGANIZATION
TISI Pipelines, Inc.	Delaware
TQ Acquisition, Inc.	Texas
Quest Integrity Group, LLC	Delaware
Quest Integrity CAN Ltd.	Canada
Quest Integrity NZL Limited	New Zealand
Quest Integrity MYS Sdn Bhd	Malaysia
Quest Integrity AUS Pty Limited	Australia
Quest Integrity EU Holdings B.V.	Netherlands
Quest Integrity NLD B.V.	Netherlands
Quest Integrity Saudi Arabia Co. LTD	Saudi Arabia
Quest Integrity Deutschland GmbH	Germany
Quest Integrity USA, LLC	Texas
Quest Integrity MEX S.A. de C.V.	Mexico
Team Industrial Services, Inc.	Texas
Global Ascent, LLC	California
TCI Services Holdings, LLC	Delaware
TCI Services, LLC	Oklahoma
Tank Consultants, LLC	Oklahoma
Tank Consultants Mechanical Services, LLC	Oklahoma
Team Industrial Services International, Inc.	Delaware
Team Mexico Holdings, LLC	Texas
Team Industrial Services Latin America, S. de R.L. de C.V.	Mexico
TISI Acquisition Inc.	Canada
TISI Canada Inc.	Canada
TISI VI, LLC	USVI
Team Industrial Services Asia Private Ltd.	Singapore
Team Industrial Services Trinidad, Ltd.	Trinidad, West Indies
T.I.S.I. Trinidad Limited	Trinidad, West Indies

1

COMPANY	JURISDICTION / STATE OF ORGANIZATION
Team Industrial Services Europe B.V.	Netherlands
Team Industrial Services Netherlands B.V.	Netherlands
Teaminc Europe B.V.	Netherlands
Team Industrial Services Belgium BVBA	Belgium
Team Industrial Services (UK) Limited	United Kingdom
Team Valve Repair Services B.V.	Netherlands
Team Industrial Services Deutschland GmbH	Germany
Team Industrial Services Malaysia Sdn Bhd	Malaysia
Team Industrial Services (UK) Holding Limited	United Kingdom
Team Valve and Rotating Services Limited	United Kingdom
TISI do Brasil—Servicos Industriais Ltda.	Brazil
DK Valve & Supply, LLC	California
Team Technical School, LLC	Texas
Rocket Acquisition, LLC	Delaware
Team Qualspec, LLC	Delaware
Qualspec LLC	Delaware
Quantapoint, LLC	Delaware
A&M Beheer, B.V.	Netherlands
Turbinate International, B.V.	Netherlands
RETESO International, B.V.	Netherlands
Quality Inspection Services BV	Netherlands
Quality Inspection Services BVBA	Belgium
Threshold Inspection & Application Training Europe BV	Netherlands
Furmanite, LLC	Delaware
Xanser Services LLC	Delaware
Furmanite Germany, LLC	Delaware
Furmanite GmBH	Germany
Furmanite Worldwide, LLC	Delaware
Xtria LLC	Delaware
Kaneb Financial, LLC	Delaware
Aggressive Equipment Leasing Company	Delaware
Xanser Investment, LLC	Delaware
Furmanite Offshore Services, Inc.	Delaware
Self Leveling Machines, LLC	Texas
Furmanite International Finance Limited	United Kingdom
Furmanite America, LLC	Virginia
Advanced Integrity Solutions, LLC	Texas
Furmanite Canada Corp.	Canada
Furmanite Louisiana LLC	Delaware
Furmanite Arub II, N.V.	Aruba
Furmanite B.V.	Netherlands
Furmanite GSG BVBA	Belgium
Furmanite AB	Sweden

2

COMPANY	JURISDICTION / STATE OF ORGANIZATION
Furmanite A/S	Denmark
Furmanite Limited	United Kingdom
Furmanite 1986	United Kingdom
Furmanite GSG Limited	United Kingdom
TeamFurmanite Ltd.	United Kingdom
Furmanite West Africa Ltd.	Nigeria
Furmanite Middle East SPC	Bahrain
Aggressive Equipment Company Ltd.	United Kingdom
Furmanite Kazakhstan LLP	Kazakhstan
Furmanite SAS	France
Furmanite AS	Norway
Furmanite Malaysia LLC	Delaware
Furmanite Australia Pty. Ltd.	Australia
Furmanite Holding B.V.	Netherlands
Furmanite NZ Limited	New Zealand
Furmanite Mechanical Technology Services Co., Ltd.	China
Furmanite Singapore PTE Ltd.	Singapore

3

ANNEX A

a. Additional Time of Sale Information

Term sheet containing the terms of the Securities, substantially in the form of Annex B.

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ANNEX B

PRICING TERM SHEET

Dated July 25, 2017

Team, Inc.

5.00% Convertible Senior Notes due 2023

The information in this pricing term sheet supplements Team, Inc.’s preliminary offering memorandum, dated July 24, 2017 (the “Preliminary Offering Memorandum”), and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Memorandum. All references to dollar amounts are references to U.S. dollars.

Issuer:	Team, Inc. (“TISI”)

Ticker / Exchange:	TISI / The New York Stock Exchange (“NYSE”)

Title of Securities:	5.00% Convertible Senior Notes due 2023 (the “Notes”)

Aggregate Principal Amount of Notes Offered:	$200,000,000 (increased from $175,000,000)

Offering Price:	The Notes will be issued at a price of 100% of their principal amount, plus accrued interest, if any, from July 31, 2017.

Initial Purchasers’ Option to Purchase Additional Notes:	$30,000,000 aggregate principal amount of Notes

Interest Rate:	The Notes will bear interest at a rate equal to 5.00% per year from July 31, 2017.

Interest Payment Dates:	February 1 and August 1 of each year, beginning on February 1, 2018

Maturity Date:	August 1, 2023, unless earlier repurchased, redeemed or converted

NYSE Last Reported Sale Price of TISI common stock on July 25, 2017:	$15.50 per share

Conversion Premium:	40% above the NYSE Last Reported Sale Price of TISI common stock on July 25, 2017

Initial Conversion Rate:	46.0829 shares of TISI common stock per $1,000 principal amount of Notes

1

Initial Conversion Price:	Approximately $21.70 per share of TISI common stock

Settlement Upon Conversion:	Conversions of the Notes will be settled in cash, shares of TISI common stock or a combination thereof, at TISI’s election.

Trade Date:	July 26, 2017

Settlement Date:	July 31, 2017

Joint Book-running Managers:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated
J.P. Morgan Securities LLC

Co-Managers:	BB&T Capital Markets, a division of BB&T Securities, LLC BBVA Securities Inc.

CUSIP Number:	878155 AD2

ISIN:	US878155AD23

Optional Redemption:	TISI may not redeem the Notes prior to August 5, 2021. TISI may redeem for cash all or any portion of the Notes, at its option, on or after August 5, 2021 if the last reported sale price of TISI common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which TISI provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which TISI provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

No “sinking fund” is provided for the Notes, which means that TISI is not required to redeem or retire the Notes periodically.

TISI will give notice of any redemption not less than 45 nor more than 55 scheduled trading days before the redemption date by mail or electronic delivery to the trustee, the paying agent and each holder of the Notes. See “Description of the Notes—Optional Redemption On or After August 5, 2021” in the Preliminary Offering Memorandum.

Fundamental Change:	If TISI undergoes a “fundamental change” (as defined in the Preliminary Offering Memorandum under “Description of the Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes”), subject to certain conditions, holders of the Notes may require TISI to repurchase for cash all or part of their Notes in principal amounts of $1,000 or an integral multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but not including, the fundamental change repurchase date. See “Description of the Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes” in the Preliminary Offering Memorandum.

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Increase in Conversion Rate Upon Conversion Upon a Make-Whole Fundamental Change:	The following table sets forth the amount by which the conversion rate per $1,000 principal amount of the Notes will be increased upon conversion of the Notes in connection with a “make-whole fundamental change” as described in the Preliminary Offering Memorandum for each stock price and effective date set forth below (subject to adjustment as set forth in the Preliminary Offering Memorandum).

	Stock Price
Effective Date	$15.50	$17.50	$20.00	$21.70	$23.00	$25.00	$28.21	$30.00	$32.50	$35.00	$40.00	$45.00	$50.00	$55.00	$60.00
July 31, 2017	18.4332	14.8729	11.7588	10.2007	9.2320	8.0192	6.5789	5.9401	5.2511	4.7006	3.8802	3.2998	2.8775	2.5477	2.2805
August 1, 2018	18.4332	14.0252	10.7486	9.1407	8.1529	6.9364	5.5378	4.9286	4.2950	3.8024	3.0933	2.6157	2.2746	2.0121	1.8025
August 1, 2019	18.4332	13.1610	9.6290	7.9257	6.8972	5.6568	4.2953	3.7216	3.1593	2.7429	2.1805	1.8286	1.5886	1.4066	1.2620
August 1, 2020	18.4332	12.3752	8.4164	6.5198	5.3968	4.0822	2.7358	2.2115	1.7588	1.4620	1.1213	0.9420	0.8231	0.7339	0.6619
August 1, 2021	18.4332	11.9843	7.5742	5.3484	3.9452	2.1738	—	—	—	—	—	—	—	—	—
August 1, 2022	18.4332	11.2783	6.6155	4.4699	3.2062	1.7079	—	—	—	—	—	—	—	—	—
August 1, 2023	18.4332	11.0599	3.9171	—	—	—	—	—	—	—	—	—	—	—	—

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•	If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the conversion rate increase amount will be determined by a straight-line interpolation between the amount set forth for the higher and lower stock prices and the earlier and later effective dates based on a 365-day year, as applicable.

•	If the stock price is greater than $60.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above as described in the Preliminary Offering Memorandum), the conversion rate will not be increased.

•	If the stock price is less than $15.50 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above as described in the Preliminary Offering Memorandum), the conversion rate will not be increased.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of the Notes exceed 64.5161 shares of TISI common stock, subject to adjustment in the same manner as the conversion rate as set forth under “Description of the Notes—Conversion Rights—Conversion Rate Adjustments” in the Preliminary Offering Memorandum.

Amendments to the Preliminary Offering Memorandum

Use of Proceeds

The first two paragraphs under “Use of Proceeds” on pages 9 and 32 of the Preliminary Offering Memorandum are amended to read:

We estimate that the net proceeds from this offering, after deducting initial purchasers’ discounts and the estimated offering expenses payable by us, will be approximately $193.5 million (or approximately $222.6 million if the initial purchasers exercise in full their option to purchase additional notes).

We intend to use the net proceeds from this offering to repay all outstanding borrowings under the term loan portion of our Credit Facility and to repay a portion of the outstanding borrowings under the revolver portion of our Credit Facility, which may be subsequently reborrowed for general corporate purposes ..

Risk Factors

The following sentence that appears on pages 6, 19, 23 and 39 in the Preliminary Offering Memorandum is amended to read as follows:

As of March 31, 2017, we would have had unused availability of approximately $115.6 million under the revolving credit facility portion of our Credit Facility after giving effect to the reduction of the revolving credit facility to $300.0 million following the issuance of the notes pursuant to the Sixth Amendment to our Credit Agreement.

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The first paragraph on page 26 of the Preliminary Offering Memorandum is amended to read as follows:

The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost option value of your notes as a result of such transaction. In addition, if the price of our common stock is less than $15.50 per share or more than $60.00 per share, no further adjustment will be made to the conversion rate.

In addition, the title to the first risk factor on page 27 of the Preliminary Offering Memorandum is amended to read as follows:

The accounting method for convertible debt securities that may be, or may be required to be, settled in cash, such as the notes, may have a material effect on our reported financial results.

Further, the first risk factor on page 27 of the Preliminary Offering Memorandum is amended to add the following as the second paragraph of such risk factor:

Also, because the notes could be convertible in full into more than 19.99% of our outstanding common stock, we have agreed to seek the approval of the holders of our outstanding shares of common stock at our next annual shareholders’ meeting for the issuance of more than 20% of our outstanding common stock upon conversion of the notes. Until such time that we receive shareholder approval, if at all, we may be required to record an embedded derivative liability for the conversion feature for all or a portion of the notes pursuant to Accounting Standards Codification 815, Derivatives and Hedging (“ASC 815”), with changes in fair value of the embedded derivative liability reflected in our results of operations. The valuation of such derivative liability would be based on various inputs, including the price of our common stock. Changes in our stock price or changes to the inputs used to value the derivative liability could materially and adversely affect our financial results, including our net income (loss) as well as increase the volatility of our financial results from period to period.

Capitalization

The following items appearing in the “As Adjusted” column under “Capitalization” on page 33 of the Preliminary Offering Memorandum are amended to read as follows:

Cash and cash equivalents	$23,740
Credit Facility (revolver)	$163,688
5.00% Convertible Senior Notes offered hereby	$200,000
Total debt	$363,688
Total capitalization	$894,310

In addition, footnote (2) to this table is amended to add the following as the penultimate sentence to such footnote:

Also, we may be required, pursuant ASC 815, to record an embedded derivative liability for the embedded conversion feature for all or a portion of the notes and record changes in fair value of such embedded derivative in our results of operations until such time that our shareholders approve, if at all, the issuance of more than 20% of the Company’s outstanding common stock for conversion of the notes. The effect of such accounting treatment, to the extent it may be applicable, is not reflected in the table above.

Further, the third sentence of footnote (3) to this table is amended to read as follows:

After giving effect to the issuance of the notes and the reduction of the revolving credit facility to $300.0 million following the issuance of the notes pursuant to the Sixth Amendment to our Credit Facility, we would have had unused availability of $80.3 million under the revolving credit facility.

Description of Notes

The following is added following the third paragraph of the section “Description of Notes—Conversion Rights—Settlement Upon Conversion” on page 46 the Preliminary Offering Memorandum:

Notwithstanding the above, certain listing standards of The New York Stock Exchange potentially limit the number of shares of our common stock that we may issue upon conversion of the notes. These standards generally require us to obtain the approval of our stockholders before entering into certain transactions that potentially result in the issuance of 20% or more of the common stock outstanding at the time the notes are initially issued unless we obtain stockholder approval of issuances in excess of such limitations. In accordance with these listing standards, these restrictions will apply at any time when the notes are outstanding, regardless of whether we then have a class of securities listed on The New York Stock Exchange.

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Accordingly, unless and until we obtain stockholder approval to issue more than 19.99% of our common stock outstanding at the time the notes are initially issued (the “aggregate share cap”) upon conversion of the notes in accordance with the continued listing standards of The New York Stock Exchange, we will be required to settle all conversions using cash settlement or combination settlement with a specified dollar amount such that the number of shares of our common stock deliverable upon conversion, if any, will not exceed the aggregate share cap. This limitation will apply until either (x) the elimination of the aggregate share cap is approved by our stockholders or (y) the aggregate share cap is no longer required under the continued listing standards of The New York Stock Exchange. We will agree in the indenture to use our reasonable best efforts to include for vote by our stockholders during the next annual stockholder meeting and will endorse in the proxy materials for such meeting the approval, in accordance with the listing standards of The New York Stock Exchange, of the issuance of shares of our common stock in excess of the aggregate share cap upon conversion of the notes.

In addition, we will agree in the indenture not to enter into any transaction, or take any other action, that would result in any increase to the conversion rate (whether under clauses (2) through (5) under “—Conversion Rate Adjustments” below or “Increase in Conversion Rate Upon Conversions in Connection with a Make Whole Fundamental Change” below) that would result, in the aggregate, in the notes being convertible into a number of shares of our common stock in excess of any limitations imposed by the continued listing standards of The New York Stock Exchange, without complying, if applicable, with the shareholder approval rules contained in such listing standards.

General Amendments

All other financial information on pages 6, 19 and 39 in the Preliminary Offering Memorandum that is affected by the changes of the net proceeds from the offering and the use of proceeds described above shall be correspondingly amended.

ANNEX CGeneral

This communication is intended for the sole use of the person to whom it is provided by the sender.

This communication does not constitute an offer to sell, or the solicitation of an offer to buy, securities, nor shall there be any sale of these securities in any state in which such solicitation or sale would be unlawful prior to registration or qualification of these securities under the laws of any such state.

The Notes and any shares of TISI common stock issuable upon conversion of the Notes have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. The Notes and any shares of TISI common stock issuable upon conversion of the Notes may be offered only in transactions that are exempt from registration under the Securities Act and the securities laws of any other jurisdiction. Accordingly, TISI is offering the Notes only to qualified institutional buyers as defined in Rule 144A under the Securities Act. Sellers of the Notes may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. For further details about eligible offerees and resale restrictions, see the Preliminary Offering Memorandum.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

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ANNEX D

Form of Opinion of Counsel for the Company

Exhibit A

FORM OF LOCK-UP AGREEMENT

            , 2017

Merrill Lynch, Pierce, Fenner & Smith

    Incorporated

J.P. Morgan Securities LLC

As Representatives of the

several Initial Purchasers listed

in Schedule 1 to the Purchase

Agreement referred to below

c/o Merrill Lynch, Pierce, Fenner & Smith

          Incorporated

One Bryant Park

New York, New York 10036

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Re:    Team, Inc. – Rule 144A Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Initial Purchasers, propose to enter into a Purchase Agreement (the “Purchase Agreement”) with Team, Inc., a Delaware corporation (the “Company”), providing for the purchase and resale (the “Placement”) by the several Initial Purchasers named in Schedule 1 to the Purchase Agreement (the “Initial Purchasers”), of Convertible Senior Notes due 2023, of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

In consideration of the Initial Purchasers’ agreement to purchase and make the Placement of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC on behalf of the Initial Purchasers, the undersigned will not, during the period (the “Lock-Up Period”) ending 60 days after the date of the final offering memorandum relating to the Placement (the “Offering Memorandum”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, $0.30 per share par value, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in each case other than (A) (i) transfers of shares of Common Stock as a bona fide gift or gifts, (ii) transfers of shares of Common Stock to any immediate family member, any trust for the direct or indirect benefit of the undersigned or the immediate family members of the undersigned or any of their successors, and in each case such transfer does not involve a disposition for value (for purposes of this Letter Agreement, “immediate family” means any relationship by blood, marriage or adoption, not more remote than first cousin), (iii) the transfer of the undersigned’s shares of Common Stock to its affiliate, as such term is defined in Rule 405 of the Securities Act, (iv) transfers of shares of Common Stock during the undersigned’s lifetime or on death to any beneficiary of the undersigned pursuant to a will, other testamentary document or applicable laws of descent (v) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act, provided, however, that no sales of Common Stock shall be made pursuant to a Plan prior to the expiration of the Lock-Up Period and no public announcement or filing shall be required or voluntarily made by any person in connection therewith ; provided that each donee or transferee described in this clause (A) shall execute and deliver to the Representatives a lock-up letter in the form of this paragraph; and provided, further, no public filing by any party (donor, donee, transferor or transferee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period) or establishment of such Plan and the Company does not otherwise voluntarily effect any such public filing regarding such Plan other than general disclosure in Company periodic reports to the effect that Company directors and officers may enter into such trading plans from time to time; and (B) the cashless surrender, forfeiture or other disposition to the Company, in each such case to reimburse or pay income tax in connection with the vesting of restricted stock awards outstanding on the date hereof; provided that any report pursuant to Section 16 of the Exchange Act, with respect to any transaction described in clause (B) shall indicate that (i) any change in ownership of securities by the undersigned relates to the satisfaction of a tax withholding obligation and (ii) in the event of a “cashless” disposition, the purpose for any such transfer and (C) the exercise of options to purchase shares of Common Stock pursuant to employee stock option plans of the Company disclosed or incorporated by reference in the Offering Memorandum, which options are outstanding on the date hereof.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

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The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Purchase Agreement does not become effective by August 31, 2017, or if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Initial Purchasers are entering into the Purchase Agreement and proceeding with the Placement in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[NAME OF STOCKHOLDER]

By:
Name:
Title:

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